UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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BLACKROCK CALIFORNIA MUNICIPAL INCOME TRUST

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ISS Rejects ALL Proposals to Terminate BlackRock as Investment Adviser and Recommends

Shareholders Support ALL BlackRock Board Nominees at BCAT, BMEZ, BNY, MPA on WHITE

Proxy Card at Upcoming CEF Annual Meetings

•	ISS Recommends Shareholders Vote AGAINST ALL of Saba’s Termination Proposals at BCAT, BFZ, BIGZ, BMEZ, BSTZ, ECAT

•	ISS Recommends Shareholders Vote FOR ALL of BlackRock’s Nominees at BCAT, BMEZ, BNY, MPA

NEW YORK—BlackRock Advisors, LLC (“BlackRock”) announced today that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has issued additional supportive reports for BlackRock and its Board nominees at several closed-end funds, and against the proposals put forth by dissident shareholder Saba Capital Management, L.P. (“Saba”).

ISS has recommended that shareholders vote:

•

AGAINST ALL proposals to terminate BlackRock as investment adviser of BlackRock Capital Allocation Term Trust (NYSE: BCAT), BlackRock California Municipal Income Trust (NYSE: BFZ), BlackRock Innovation and Growth Term Trust (NYSE: BIGZ), BlackRock Health Sciences Term Trust (NYSE: BMEZ), BlackRock Science and Technology Term Trust (NYSE: BSTZ) and BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT)

•	FOR ALL Board nominees at BCAT, BMEZ, BlackRock New York Municipal Income Trust (NYSE: BNY) and BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA)

•	FOR Board nominee Arthur Steinmetz at both BlackRock MuniHoldings New York Quality Fund, Inc. (NYSE: MHN) and BlackRock MuniYield New York Quality Fund, Inc. (NYSE: MYN)

In making its recommendations, ISS has rejected the nominees put forth by Saba at the majority of the funds.

“We are appreciative that ISS has given the full weight of its support to BlackRock’s management of BCAT, BFZ, BIGZ, BMEZ, BSTZ and ECAT, as well as the Board’s full slate of nominees at BCAT, BMEZ, BNY and MPA and many of the Board’s nominees at other funds. These recommendations—as well as those from Glass Lewis—speak to BlackRock’s depth of investment experience, and the Boards’ track record of stewardship and consistent commitment to the best interests of all shareholders,” said R. Glenn Hubbard, Chair of the Boards of BlackRock Closed-End Funds.

“We acknowledge that ISS did not support our nominees at BIGZ and ECAT. However, while we agree with some of their conclusions, including the potential lack of independence of Saba’s nominees, we continue to believe that our nominees have demonstrated time and time again that they are the right stewards to represent all shareholders,” Hubbard added.

Important statements by ISS in its voting recommendations AGAINST Saba’s proposals to terminate the investment management agreement between BlackRock and BCAT, BIGZ, BMEZ and ECAT, and FOR the Board nominees at BCAT and BMEZ in lieu of Saba’s nominees, include1:

From recommendation on BIGZ…

•	“Support for four dissident nominees necessarily carries the risk that additional dissident nominees will be elected, which would introduce more change at the board level than is warranted.”

•	“…support is not warranted for the proposal to terminate the management contract.”

•	“…BIGZ’s distribution rate, as of the last business day of the past two calendar years, has exceeded that of ASG [Liberty All-Star Growth Fund, Inc.].”

•	“Shareholders should also be cognizant that should the dissident win a majority of seats, the board may move to replace the investment manager, and choose the dissident as its manager.”

•	“…the facts do not align with a case for control.”

From recommendation on BCAT…

•	“During this period, the fund has improved returns and now trades at a narrower discount to NAV [net asset value] than peers. At the same time, distributions and fees have been competitive.”

•	“As such, support for all three management nominees is warranted.”

•	“As such, the dissident has not presented a compelling case for change.”

•

“As concluded above, the dissident has failed to make a case for change at the board level. Regarding this proposal, the proponent, which is also the dissident at this meeting, has likewise failed to make a case for immediate removal of the fund’s investment manager.”

From recommendation on BMEZ…

•	“…TSR [total shareholder return] was positive over all measurement periods.”

•	“As such, support for all three management nominees is warranted.”

•	“The dissident has not made the case that the management agreement should be terminated at this time. Thus, support for this proposal is not warranted.”

•	“…the dissident has failed to make a case for change at the board level.”

From recommendation on ECAT…

•	“…the fund has since taken steps designed to narrow the discount, which have also had a positive impact on TSR.”

•	“…ECAT has improved returns, such that TSR since inception is now better than peers, and has narrowed the NAV discount, bringing the measure in line with peers…”

•	“…support is not warranted for the proposal to terminate the management contract.”

•	“…the facts do not align with a case for control.”

BlackRock recently announced several enhancements across its closed-end fund complex, including discount management programs for certain closed-end funds, distribution increases for certain municipal bond and term closed-end funds, and fee waivers for all municipal bond closed-end funds. These actions provide $2.9 billion in liquidity across those funds.

VOTE FOR ALL BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

[1]	Permission to use quotes was neither sought nor obtained.

Only your latest dated proxy will count at the meeting. Please do NOT send back any gold proxy card you may receive from Saba as this will cancel your prior vote for the Board Nominees.

If you have already sent back the gold proxy card you received from Saba, you can still change your vote by (1) using the website provided on the WHITE proxy card; or (2) calling the toll-free number provided on the WHITE proxy card.

If you have any questions about the nominees or proposal(s) to be voted on, please call Georgeson LLC, the firm assisting us in the solicitation of proxies, toll free at:

•	BlackRock California Municipal Income Trust (NYSE: BFZ): (866) 529-0071

•	BlackRock New York Municipal Income Trust (NYSE: BNY): (866) 529-0358

•	BlackRock MuniYield New York Quality Fund, Inc. (NYSE: MYN): (866) 529-0466

•	BlackRock MuniHoldings New York Quality Fund, Inc. (NYSE: MHN): (866) 529-0465

•	BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA): (866) 529-0352

•	BlackRock Science and Technology Term Trust (NYSE: BSTZ): (866) 529-3057

•	BlackRock Innovation and Growth Term Trust (NYSE: BIGZ): (866) 529-6605

•	BlackRock Health Sciences Term Trust (NYSE: BMEZ): (866) 529-4033

•	BlackRock Capital Allocation Term Trust (NYSE: BCAT): (866) 529-8146

•	BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT): (866) 529-8106

The Funds’ letters, proxy statements and proxy cards for the annual meetings of shareholders to be held on June 17, 2024 (BFZ, BNY, MYN), June 18, 2024 (MHN, MPA, BSTZ), June 25, 2024 (BIGZ, BMEZ) and June 26, 2024 (BCAT, ECAT) are available at:

•	BFZ: https://www.proxy-direct.com/blk-33917

•	BNY: https://www.proxy-direct.com/blk-33921

•	MYN: https://www.proxy-direct.com/blk-33920

•	MHN: https://www.proxy-direct.com/blk-33923

•	MPA: https://www.proxy-direct.com/blk-33919

•	BSTZ: https://www.proxy-direct.com/blk-33918

•	BIGZ: https://www.proxy-direct.com/blk-33887

•	BMEZ: https://www.proxy-direct.com/blk-33888

•	BCAT: https://www.proxy-direct.com/blk-33885

•	ECAT: https://www.proxy-direct.com/blk-33886

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate

Availability of Fund Updates

BlackRock will update performance and certain other data for the funds on a monthly basis on their website in the “Closed-end Funds” section of www.blackrock.com, as well as certain other material information as necessary from time to time. Investors and others are advised to check the website for updated performance information and the release of other material information about the funds. This reference to BlackRock’s website is intended to allow investors public access to information regarding the funds and does not, and is not intended to, incorporate BlackRock’s website in this release.

Forward-Looking Statements

This press release, and other statements that BlackRock or the funds may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the funds’ or BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

With respect to the funds, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the funds or in the funds’ net asset value; (2) the relative and absolute investment performance of the funds and their investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms, and regulatory, supervisory or enforcement actions of government agencies relating to the funds or BlackRock, as applicable; (8) terrorist activities, international hostilities, health epidemics and/or pandemics and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (9) BlackRock’s ability to attract and retain highly talented professionals; (10) the impact of BlackRock electing to provide support to its products from time to time; and (11) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

Annual and Semi-Annual Reports and other regulatory filings of the funds with the Securities and Exchange Commission (“SEC”) are accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, and may discuss these or other factors that affect the funds. The information contained on BlackRock’s website is not a part of this press release.

Contacts

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GroupCorpCommsAMRS@blackrock.com